Exhibit 10.64

ADDENDUM TO EMPLOYMENT AGREEMENT

     This Addendum (the “Addendum”) is made effective as of the 12th day of December, 2002 and is intended to amend a certain Employment Agreement (the “Agreement”) by and between Erie Indemnity Company and Philip A. Garcia effective as of December 16, 1997.

     WHEREAS, the Company has determined that it is in the best interest of the Company and its Shareholders to secure the continued employment of the Executive in accordance with the terms of the Agreement; and

     WHEREAS, the Board of Directors of the Company has previously considered and agreed to extend the term of the Agreement from its original term; and

     WHEREAS, the Board of Directors of the Company at its meeting of December 10, 2002 has again agreed to extend the term of the Agreement for a period of one (1) additional year as contained herein; and

     WHEREAS, the Executive is agreeable to the extension of the Agreement.

     NOW, THEREFORE, intending to be legally bound hereby, the parties agree as follows:

     1.     Paragraph 1 of the Agreement with respect to the Term is hereby amended by extending the Term to expire on December 15, 2004.

     2.     All other terms and conditions of the Agreement remain in full force and effect.

ATTEST:		ERIE INDEMNITY COMPANY

/s/	Jan R. Van Gorder Jan R. Van Gorder Secretary	By:	/s/	F. William Hirt F. William Hirt Chairman of the Board

WITNESS:

/s/	Cori Coccarelli Cori Coccarelli Executive Secretary		/s/	Philip A. Garcia Philip A. Garcia 786 Stockbridge Drive Erie, PA 16505

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